CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A7 of our report dated August 28, 2013 with respect to the audited financial statements of OICco Acquisition IV, Inc. for the year ended December 31, 2012 and 2011 and for the period from December 21, 2009 (inception) through December 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

August 28, 2013